UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, Suite 1401 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 208-6102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Convertible Senior Notes Offering

On June 30, 2026, Nuvation Bio Inc. (the “Company”) completed its registered underwritten public offering (the “Offering”) of $250.0 million aggregate principal amount of 0.75% Convertible Senior Notes due 2032 (the “Notes”), pursuant to the Underwriting Agreement, dated June 25, 2026 (the “Underwriting Agreement”) with Jefferies LLC, Citigroup Global Markets Inc., and Cantor Fitzgerald & Co. as representatives of the several underwriters (the “Underwriters”) described in Item 8.01 below. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $37.5 million aggregate principal amount of the Notes.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, which automatically became effective upon filing (File No. 333-285621), including the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act, dated June 25, 2026, to the prospectus contained in the registration statement.

Amendment to Revenue Interest Financing Agreement

In connection with the Offering, on June 24, 2026, the Company entered into a First Amendment to Revenue Interest Financing Agreement (the “RIF Amendment”), which amends its Revenue Interest Financing Agreement, dated March 3, 2025, by and between the Company, Sagard Healthcare Partners Funding Borrower SPE 2, LP (as transferee of Sagard Healthcare Partners (Delaware) II LP), to permit, among other things, the issuance of the Notes contemplated by the Offering and the related capped call transactions.

A copy of the RIF Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Base Indenture and Supplemental Indenture

The Notes were issued pursuant to an indenture, dated June 30, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee, as supplemented by the first supplemental indenture, dated as of June 30, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes are general unsecured obligations of the Company and will bear interest at a rate of 0.75% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The Notes will mature on July 1, 2032, unless earlier converted, redeemed or repurchased. Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding April 1, 2032 only upon satisfaction of one or more of the following conditions: (1) at any time during the 30 consecutive trading day period beginning on, and including, the 21st trading day of any calendar quarter commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), exceeds 130% of the conversion price for each of at least five trading days (whether or not consecutive) during the first 20 consecutive trading days of such calendar quarter; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class A common stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after April 1, 2032 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time, regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Class A common stock, or a combination of cash and shares of Class A common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 127.4941 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $7.84 per share of Class A common stock. The initial conversion price of the Notes represents a premium of approximately 35.0% to the last reported sale price of the Class A common stock on The New York Stock Exchange on June 25, 2026. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture but will not be adjusted for accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the Notes prior to July 6, 2029. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation set forth in the Indenture), at its option, on a redemption date on or after July 6, 2029 if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $75.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon any optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•

failure by the Company to give (i) a fundamental change company notice or notice of a make-whole fundamental change (each as described in the Indenture), in either case when due and such failure continues for two business days, or (ii) notice of a specified corporate transaction (as described in the Indenture) when due and such failure continues for one business day;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by the Company for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of the Company’s other agreements in the Notes or the Indenture;

•

default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $30,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture;

•

a final judgment or judgments for the payment of $30,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of and accrued and unpaid interest, if any, on all of the then outstanding Notes shall automatically become due and payable. If an event of default, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding Notes to be automatically and immediately due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a qualified successor entity (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Base Indenture is attached hereto as Exhibit 4.1 and a copy of the Supplemental Indenture is attached hereto as Exhibit 4.2 (including the form of the Notes included in Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Capped Call Transactions

On June 25, 2026, in connection with the pricing of the Notes, the Company entered into capped call transactions with an affiliate of one of the underwriters and certain other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the Class A common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $10.4580 per share (which represents a premium of 80.0% over the last reported sale price of the Class A common stock on The New York Stock Exchange on June 25, 2026), and is subject to certain adjustments under the terms of the capped call transactions.

Proceeds

The Company estimates that the net proceeds from the Offering will be approximately $241.2 million (or approximately $277.6 million if the underwriters’ over-allotment option is exercised in full), after deducting the underwriting discounts and commissions and the estimated offering expenses payable by the Company. The Company used the net proceeds from the Offering (i) to pay the $14.9 million (or approximately $17.1 million if the underwriters’ over-allotment option is exercised in full) cost of the capped call transactions described above, and (ii) to repay in full all obligations under that certain Credit Agreement and Guaranty, dated as of March 3, 2025, by and among the Company, the subsidiary guarantors party thereto, Sagard Holdings Manager LP as administrative agent (the “Agent”), and the lenders party thereto (the “Loan Agreement”). The Company expects to use the remaining net proceeds from the Offering for general corporate purposes, which may include working capital, operating expenses, capital expenditures and general and administrative expenses.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Offering and the issuance of Notes thereunder, on June 30, 2026, the Company completed a voluntary prepayment of all outstanding principal, accrued and unpaid interest, fees, costs and expenses, equal to approximately $58.5 million in the aggregate (the “Payoff Amount”), under the Loan Agreement. Upon receipt by the Agent of the Payoff Amount on June 30, 2026, all obligations, covenants, debts and liabilities of the Company under the Loan Agreement were satisfied and discharged in full, and the Loan Agreement and all other documents entered into in connection with the Loan Agreement were terminated.

A summary of the material terms of the Loan Agreement is contained in the Form 8-K filed by the Company with the SEC on March 6, 2025 and is incorporated herein by reference. The description of the Loan Agreement therein is qualified in its entirety by reference to the full text of the Loan Agreement, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On June 25, 2026, the Company entered into the Underwriting Agreement with the Underwriters, pursuant to which the Company agreed to sell $250.0 million aggregate principal amount of Notes and, at the option of the Underwriters, up to an additional $37.5 million aggregate principal amount of Notes, solely to cover over-allotments.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

In connection with the Offering, the Company is filing the opinion and consent of its counsel, Cooley LLP, regarding the validity of the securities registered in the Offering, as Exhibits 5.1 and 23.1 hereto, respectively.

On June 25, 2026, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 25, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s expectations regarding the use of the remaining net proceeds from the Offering. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends, and conditions, and those risks described in the Company’s filings with the SEC from time to time, particularly under the caption “Risk Factors,” including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 25, 2026, by and among the Company, Jefferies LLC, Citigroup Global Markets Inc., and Cantor Fitzgerald & Co., as representatives of the Underwriters.

4.1	Base Indenture, dated June 30, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee.

4.2	First Supplemental Indenture, dated June 30, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (including the form of 0.75% Convertible Senior Note due 2032).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

10.1	First Amendment to Revenue Interest Financing Agreement, dated June 24, 2026, by and between the Company and Sagard Healthcare Partners Funding Borrower SPE 2, LP.

10.2	Form of Confirmation for Capped Call Transactions.

99.1	Launch Press Release of the Company dated June 25, 2026.

99.2	Pricing Press Release of the Company dated June 25, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVATION BIO INC.

Date: June 30, 2026	By:	/s/ Philippe Sauvage
Name: Philippe Sauvage
Title: Chief Financial Officer